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                                                                    EXHIBIT 99.1

                            (CIVITAS BANKGROUP LOGO)

                      810 Crescent Centre Drive, Suite 320
                               Franklin, TN 37067
                      office 615.263.9500 fax 615.383.8830


FOR IMMEDIATE RELEASE                          Contact: Mike Alday
January 30, 2006                                        Alday Communications
                                                        615.791.1535

CIVITAS BANKGROUP PLANS SALE
OF OWNERSHIP INTEREST IN THE MURRAY BANK

FRANKLIN, Tenn. -- Civitas BankGroup (OTC:CVBG) has announced plans to sell its ownership interest in The Murray Bank in Murray, Kentucky, announced Richard E. Herrington, president of Civitas.

Civitas BankGroup has entered into a definitive agreement to sell its 50% ownership position in The Murray Bank by the second quarter of 2006. The purchaser is BancKentucky, Inc., the other 50% owner of the bank. The proposed transaction is pending regulatory approval and is priced at approximately $8.5 million. The company anticipates a one time pre-tax gain of approximately $3.3 million.

"The Murray Bank has been an important part of our organization since 2000 and has been a profitable investment for Civitas. However, this purchase will allow BancKentucky the opportunity to have 100% local ownership and will allow us to redeploy our capital on the growth opportunities with Cumberland Bank in Middle Tennessee." said Herrington.


Civitas BankGroup is a bank holding company operating in Middle Tennessee through Cumberland Bank. The company also owns 50% of Insurors Bank in Nashville.
                                     --30--


THE STATEMENTS CONTAINED IN THIS RELEASE WHICH ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS DESCRIBING OUR FUTURE PLANS, PROJECTIONS, STRATEGIES AND EXPECTATIONS, ARE BASED ON ASSUMPTIONS AND INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES, MANY OF WHICH


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ARE BEYOND OUR CONTROL. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE
PROJECTED DUE TO OUR ABILITY TO SUCCESSFULLY CONSUMATE THE SALE OF OUR INTEREST IN THE MURRAY BANK, CHANGES IN INTEREST RATES, COMPETITION IN THE INDUSTRY, CHANGES IN LOCAL AND NATIONAL ECONOMIC CONDITIONS AND VARIOUS OTHER FACTORS. ADDITIONAL INFORMATION CONCERNING SUCH FACTORS, WHICH COULD AFFECT US, IS CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.